EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

    AGREEMENT AND PLAN OF MERGER dated as of August 2, 1995 by and between MED-E-SYSTEMS CORPORATION, a Delaware corporation (the "Company"), MES ACQUISITION CORP., a Delaware corporation ("Merger Sub") and ADVANCED HEALTH CORPORATION ("AHC").

    The Company was incorporated in the State of Delaware on August 27, 1993. Its authorized capital stock consists of 5,000,000 shares of Common Stock, $.0001 par value, and 2,000,000 shares of Preferred Stock, $.0001 par value.
As of the date hereof, the Company has issued and outstanding 2,024,066 shares of Common Stock and 1,454,700 shares of Preferred Stock, 971,800 of which have been designated Series A Preferred Stock, 282,900 of which have been designated Series B Preferred Stock and 200,000 of which have been designated Series C Preferred Stock, each of which shares was entitled to vote on the merger.

    Merger Sub was incorporated in the State of Delaware on July 24, 1995. Its authorized capital stock consists of 50,000 shares of Common Stock, $.01 par value. As of the date hereof, Merger Sub has issued and outstanding 35,428 shares of Common Stock, each of which was entitled to vote on the merger.

    The respective Boards of Directors of the Company and Merger Sub deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that Merger Sub be merged into the Company pursuant to Section 251 of the General Corporation Law of the State of Delaware, as provided herein. It is intended that this Agreement constitute a Plan of Reorganization for purposes of Section 368 of the Internal Revenue Code.

          It is, therefore, agreed as follows:

    1. As soon as practicable after this Agreement and Plan of Merger (the "Agreement") has been approved by the stockholders of each of the Company and Merger Sub, a Certificate of Merger (the "Certificate") shall be certified, signed and acknowledged in accordance with the laws of the State of Delaware. The Certificate shall then be filed in the office of the Secretary of State of Delaware. The term "Effective Date" as used herein shall mean the date on which the Certificate is filed with the Secretary of State of Delaware.

    2. On the Effective Date, Merger Sub shall be merged into the Company. The Company shall be the surviving corporation, under its present name, and shall continue to be governed by the laws of the State of Delaware. The separate corporate existence of Merger Sub shall cease.

























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    3.    The merger shall have the effects set forth in the General Corporation
Law of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date, all the rights, privileges, immunities and franchises of each of the Company and Merger Sub shall vest in the Company; and all property, real, personal and mixed, and all debts, liability and duties, and all other choses in action, and all and every other interest, of or belonging to or due to Merger Sub shall be taken and deemed to be vested in the Company without further act or deed.

    4. The Certificate of Incorporation of the Company shall continue as the Certificate of Incorporation of the surviving corporation but it shall be amended and restated as set forth on Exhibit A hereto. The By-laws of the Company in effect on the Effective Date shall continue as the By-laws of the surviving corporation. The officers and directors of the Company in office on the Effective Date shall continue to hold their respective positions.

    5. Each share of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company that is issued and outstanding on the Effective Date shall (subject to the rights of dissenting stockholders under Section 262 of the Delaware General Corporation Law), by virtue of the merger and without any action on the part of the holder thereof, be converted into and represent the right to receive 1.0 share of Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, of Advanced Health Corporation ("AHC"), a Delaware corporation and the holder of all of the outstanding capital stock of Merger Sub. Each option or warrant to purchase Common Stock of the Company shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into and represent an option or warrant to purchase 0.01 shares of Common Stock of the Company.

    6. Each share of Merger Sub Common Stock that is issued and outstanding on the Effective Date shall, by virtue of the merger and without any action on the part of the holder thereof, be converted into and represent the right to receive 1.0 share of Common Stock of the Company.

    7. The shares of stock of AHC issued and outstanding immediately prior to the Effective Date, all of which are held by the Company, will be cancelled and retired on the Effective Date.

    8. As soon as practicable after the Effective Date, each holder of a certificate or certificates which prior thereto represented issued and outstanding shares of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall surrender such certificate or certificates to the Secretary of the Company at the principal office of the Company, and shall receive in exchange therefor a certificate representing the number of shares of AHC Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, into which such shares shall have been converted by virtue of the merger. From and after the Effective Date, the holder of a certificate which prior thereto represented issued and outstanding shares of the Company Common Stock of Preferred















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Stock shall have no rights with respect to such shares except to surrender such certificates in exchange for a certificate representing the number of shares of AHC Common Stock or Preferred Stock into which such shares of the Company shall have been converted by virtue of the merger or to perfect any rights of appraisal which such holder may have under the law of the State of Delaware.

    9. As soon as practicable after the Effective Date, each holder of a certificate or certificates which prior thereto represented issued and outstanding shares of Merger Sub Common Stock shall surrender such certificate or certificates to the Secretary of the Company at the principal office of the Company, and shall receive in exchange therefor a certificate representing the number of shares of Company Common Stock into which such shares shall have been converted by virtue of the merger. From and after the Effective Date, the holder of a certificate which prior thereto represented issued and outstanding shares of Merger Sub Common Stock shall have no rights with respect to such shares except to surrender such certificates in exchange for a certificate representing the number of shares of Company Common Stock into which such shares of Merger Sub shall have been converted by virtue of the merger.

    10. Each of the Company and Merger Sub agree to take all such action as may be necessary or appropriate in order to effectuate the merger as promptly as practicable, subject to the terms of this Agreement. If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the surviving corporation with full right, title and possession to all assets, properties, rights, privileges, powers and franchises of Merger Sub, the officers and directors of the surviving corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such action.

    11. This Agreement of Merger may be abandoned or terminated prior to the filing thereof with the Secretary of State of Delaware by resolution duly adopted by the respective Boards of Directors of the constituent corporations, notwithstanding the approval thereof by the respective stockholders of the constituent corporations.































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    IN WITNESS WHEREOF, the parties have duly executed this Agreement of Merger as of the date first written above.

 ATTEST:                             MED-E-SYSTEMS CORPORATION

/s/ Brian Benz                   By:  /s/ Jonathan Edelson
- --------------                      ---------------------
Brian Benz                          Jonathan Edelson, M.D.
Secretary                           Chief Executive Officer

 ATTEST:                             MES ACQUISITION CORP.

/s/ Brian Benz                   By:  /s/ Steven Hochberg
- --------------                       --------------------
  Brian Benz                            Steven Hochberg
  Secretary                             President

 ATTEST:                             ADVANCED HEALTH CORPORATION

/s/ Richard Kaplan               By:  /s/ Steven  Hochberg
- -------------------                  -----------------------
  Richard Kaplan                        Steven  Hochberg
  Secretary                             President









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